Exhibit 99.1

Fluent Announces Second Quarter 2024 Financial Results

•	Revenue of $58.7 million for Q2 2024 and $124.7 for 1H 2024
•	Net loss of $11.6 million for Q2 2024 and $17.9 for 1H 2024
•	Gross profit (exclusive of depreciation and amortization) of $12.6 million for Q2 2024 and $31.2 for 1H 2024
•	Media margin of $15.7 million for Q2 2024 and $37.8 million for 1H 2024
•	Adjusted EBITDA of negative $4.5 million for Q2 2024 and $3.8 million for 1H 2024
•	Adjusted net loss of $7.3 million for Q2 2024 and $11.5 for 1H 2024

New York, NY – August 19, 2024 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the second quarter ended June 30, 2024.

Don Patrick, Fluent’s Chief Executive Officer, commented, "We continued to drive key strategic initiatives in the second quarter of 2024 to accelerate our strategic pivot as we position the Company for enhanced results in the second half of the fiscal year. Our second quarter started with continued challenges in our owned and operated marketplaces as well as new regulatory challenges in Medicare and ACA verticals affecting our call solutions business and necessitating a $3.1 million write down of accounts receivable and an equal offset against revenue. In the later part of the second quarter, we saw two important financial and strategic trends: (1) more stabilization in our owned and operated marketplaces and (2) the continued strong growth of our new syndicated performance marketplaces, which grew significantly over the first quarter and exceeded our internal forecasts for both revenue and gross profit in the second quarter. Our syndicated marketplaces gained several new key partners in the second quarter and, importantly, we are working with our partners to expand beyond post-transaction solutions. Early results have been encouraging, and we believe these new marketplaces and solutions will position us favorably in a rapidly growing sector of the digital advertising and commerce media markets."

Mr. Patrick continued, "We remain optimistic about our growth prospects heading into the second half of 2024. With our visibility today, we’re anticipating margin expansion over the second quarter, driven primarily by relative stabilization of our owned and operated marketplaces, the growth of our syndicated performance marketplaces, and continued expense discipline across our business. Overall, we believe that our business is well positioned to benefit from strong demand and drive improved results through the balance of 2024, and we’re intently focused on generating enhanced value for all stakeholders."

Second Quarter Financial Highlights

•	Revenue of $58.7 million, a decrease of 29%, compared to $82.1 million in Q2 2023
•	Net loss of $11.6 million, or $0.75 per share, compared to net income of $4.3 million, or $0.31 per share, for Q2 2023
•	Gross profit (exclusive of depreciation and amortization) of $12.6 million, a decrease of 44% over Q2 2023 and representing 21% of revenue
•	Media margin of $15.7 million, a decrease of 40% over Q2 2023 and representing 26.7% of revenue
•	Adjusted EBITDA of negative $4.5 million, a decrease of $10.1 million over Q2 2023 and representing (7.7%) of revenue
•	Adjusted net loss of $7.3 million, or $0.47 per share, compared to adjusted net income of $0.0 million, or $0.00 per share, for Q2 2023

Six Months Ended June 30, 2024 Financial Highlights

•	Revenue of $124.7 million, a decrease of 22%, compared to $159.4 million in 1H 2023
•	Net loss of $17.9 million, or $1.11 per share, compared to $27.7 million, or $2.02 per share, for 1H 2023
•	Gross profit (exclusive of depreciation and amortization) of $31.2 million, a decrease of 25% over 1H 2023 and representing 25% of revenue
•	Media margin of $37.8 million, a decrease of 21% over 1H 2023 and representing 30.3% of revenue
•	Adjusted EBITDA of negative $3.8 million, a decrease of $9.9 million over 1H 2023 and representing (7.7%) of revenue
•	Adjusted net loss of $11.5 million, or $0.72 per share, compared to $2.7 million, or $0.20 per share, for 1H 2023

Media margin, adjusted EBITDA, and adjusted net income (loss) are non-GAAP financial measures, as defined and reconciled below.

Business Outlook & Goals

•	Expect to achieve improved performance through the balance of 2024 driven primarily by the growth of our syndicated performance marketplaces, which leverage our advertiser and technology assets to drive enhanced results for our advertising partners in growing market segments.
•	Continue to make strategic progress scaling our Adflow offering, with new partners added in the retail and ticketing verticals in the second quarter, as well as penetration into the grocery vertical and plans to expand beyond post-transaction solutions.
•	Fortify the long-term success of our owned and operated marketplaces and efficiently adjust to the regulatory changes in the Medicare and ACA industries for our call solutions business.
•	Source consumer traffic that meets the internal quality standards, leading to higher engagement for advertisers.
•	Continued expense discipline and prudent growth management is expected to support mid single-digit adjusted EBITDA and revenue in the second half of 2024, driving enhanced profitability and improved value for stakeholders.

The Company cannot provide a reconciliation of adjusted EBITDA to expected net income or net loss for the remaining periods of 2024 due to the unknown effect, timing, and potential significance of certain operating costs and expenses, share-based compensation expense, and the provision for (or benefit from) income taxes.

  Conference Call

Fluent, Inc. will host a conference call on Monday, August 19, 2024, at 4:30 PM ET to discuss its 2024 second quarter financial results. The conference call can be accessed by phone after registering online at https://register.vevent.com/register/BI3cd5c7e31c054f859ecfe19cf4b3a642. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/wfthvf3y. The replay will be available for one year, via the Fluent website https://investors.fluentco.com/.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) has been a leader in performance marketing since 2010, offering customer acquisition and partner monetization solutions that exceed client expectations. Leveraging untapped channels and diverse ad inventory across partner ecosystems and owned sites, Fluent connects brands with consumers at the most optimal moment, ensuring impactful engagement when it matters most. Constantly innovating and optimizing for performance, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. For more insights visit https://www.fluentco.com/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those regarding telemarketing, text messaging, privacy and data;
•	The financial impact of compliance changes to our business, including changes to our employment opportunities marketplace and programmatic advertising businesses, and whether and when our competitors will implement similar changes;
•	The outcome of litigation, regulatory investigations, or other legal proceedings in which we may become involved in the future;
•	Failure to safeguard the personal information and other data contained in our database;
•	Unfavorable publicity and negative public perception about the digital marketing industry;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health concerns, terrorist attacks or civil unrest;
•	Dependence on our key personnel and ability to attract or retain employees;
•	Dependence on and liability related to actions of third-party service providers;
•	A decline in the supply or increase in the price of media available;
•	Ability to compete in an industry characterized by rapidly-evolving standards and internet media and advertising technology;
•	Failure to compete effectively against other online marketing and advertising companies or respond to user demands;
•	Competition for web traffic and dependence on third-party publishers, internet search providers, and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages, and telephone calls, among other channels, to reach users for marketing purposes;
•	Credit risk from certain clients;
•	Limitations on our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	Fluctuation in fulfillment costs;
•	Dependence on the gaming industry;
•	Failure to meet our clients’ performance metrics or changing needs;
•	Pricing pressure by certain clients and the ability of our marketplace to respond through allocating traffic to higher paying clients;
•	Potential limitations on the use of the revolving credit line under our credit agreement to fund operating expenses based on the amount and character of accounts receivable at any given time and our ability to meet our financial forecast, the potential for which raises substantial doubt about our ability to continue as a going concern;
•	Compliance with the covenants of our credit agreement in light of current business conditions, the uncertainty of which raises substantial doubt about our ability to continue as a going concern;
•	Potential for failures in our internal control over financial reporting;
•	Ability to maintain listing of our securities on Nasdaq or any stock exchange and potential impact on our stock price, liquidity, and ability to obtain financing; and
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel.

These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	June 30, 2024	December 31, 2023
ASSETS:
Cash and cash equivalents	$4,973	$15,804
Accounts receivable, net of allowance for credit losses of $157 and $231, respectively	55,063	56,531
Prepaid expenses and other current assets	7,109	6,071
Total current assets	67,145	78,406
Restricted cash	1,464	—
Property and equipment, net	431	591
Operating lease right-of-use assets	2,502	3,395
Intangible assets, net	23,770	26,809
Goodwill	—	1,261
Other non-current assets	3,183	1,405
Total assets	$98,495	$111,867
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$7,814	$10,954
Accrued expenses and other current liabilities	26,214	30,534
Deferred revenue	717	430
Current portion of long-term debt	32,538	5,000
Current portion of operating lease liability	2,261	2,296
Total current liabilities	69,544	49,214
Long-term debt, net	750	25,488
Operating lease liability, net	673	1,699
Other non-current liabilities	75	1,062
Total liabilities	71,042	77,463
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 14,680,246 and 14,384,936, respectively; and Shares outstanding — 13,911,651 and 13,616,316, respectively	44	43
Treasury stock, at cost — 768,595 and 768,595 Shares, respectively	(11,407)	(11,407)
Additional paid-in capital	438,237	427,286
Accumulated deficit	(399,421)	(381,518)
Total shareholders' equity	27,453	34,404
Total liabilities and shareholders' equity	$98,495	$111,867

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$58,717	$82,145	$124,700	$159,399
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	46,109	59,540	93,457	117,812
Sales and marketing	4,605	4,215	9,417	9,028
Product development	4,717	4,615	9,557	9,553
General and administrative	8,856	3,941	19,221	16,266
Depreciation and amortization	2,567	3,095	5,138	5,454
Goodwill and intangible assets impairment	2,241	—	2,241	25,700
Total costs and expenses	69,095	75,406	139,031	183,813
Income (loss) from operations	(10,378)	6,739	(14,331)	(24,414)
Interest expense, net	(1,015)	(795)	(2,430)	(1,484)
Loss on early extinguishment of debt	(1,009)	—	(1,009)	—
Income (loss) before income taxes	(12,402)	5,944	(17,770)	(25,898)
Income tax (expense) benefit	775	(1,693)	(133)	(1,794)
Net income (loss)	(11,627)	4,251	(17,903)	(27,692)

Basic and diluted income (loss) per share:
Basic	$(0.75)	$0.31	$(1.11)	$(2.02)
Diluted	$(0.75)	$0.31	$(1.11)	$(2.02)

Weighted average number of shares outstanding:
Basic	15,534,989	13,787,995	16,115,293	13,720,643
Diluted	15,534,989	13,792,108	16,115,293	13,720,643

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,903)	$(27,692)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,138	5,454
Non-cash loan amortization expense	837	133
Non-cash gain on contingent consideration	(250)	—
Non-cash loss on early extinguishment of debt	1,009	—
Share-based compensation expense	1,030	1,997
Goodwill impairment	1,261	25,700
Impairment of intangible assets	980	—
Allowance for credit losses	71	(92)
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	1,280	5,136
Prepaid expenses and other current assets	(1,579)	(6,435)
Other non-current assets	191	244
Operating lease assets and liabilities, net	(168)	(165)
Accounts payable	(3,140)	7,113
Accrued expenses and other current liabilities	(1,443)	(9,147)
Deferred revenue	474	(119)
Other	(987)	(76)
Net cash (used in) provided by operating activities	(13,199)	2,051
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(3,542)	(2,370)
Business acquisitions, net of cash acquired	—	(1,250)
Acquisition of property and equipment	—	(22)
Net cash used in investing activities	(3,542)	(3,642)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	42,917	—
Repayments of long-term debt	(44,475)	(2,500)
Debt financing costs	(968)	(237)
Proceeds from issuance of warrants	9,900	—
Taxes paid related to net share settlement of vesting of restricted stock units	—	(236)
Net cash (used in) provided by financing activities	7,374	(2,973)
Net decrease in cash, cash equivalents, and restricted cash	(9,367)	(4,564)
Cash, cash equivalents, and restricted cash at beginning of period	15,804	25,547
Cash, cash equivalents, and restricted cash at end of period	$6,437	$20,983

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting the variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for Put/Call Consideration, (7) goodwill impairment, (8) impairment of intangible assets, (9) loss (gain) on disposal of property and equipment, (10) acquisition-related costs, (11) restructuring and other severance costs, and (12) certain litigation and other related costs.

Adjusted net income (loss) is defined as net income (loss), excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for Put/Call Consideration, (4) goodwill impairment, (5) impairment of intangible assets, (6) loss (gain) on disposal of property and equipment, (7) acquisition-related costs, (8) restructuring and other severance costs, and (9) certain litigation and other related costs. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2024	2023	2024	2023
Revenue	$58,717	$82,145	$124,700	$159,399
Less: Cost of revenue (exclusive of depreciation and amortization)	46,109	59,540	93,457	117,812
Gross profit (exclusive of depreciation and amortization)	$12,608	$22,605	$31,243	$41,587
Gross profit (exclusive of depreciation and amortization) % of revenue	21%	28%	25%	26%
Non-media cost of revenue (1)	3,057	3,300	6,561	6,281
Media margin	$15,665	$25,905	$37,804	$47,868
Media margin % of revenue	26.7%	31.5%	30.3%	30.0%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss for the three and six months ended June 30, 2024 and 2023, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2024	2023	2024	2023
Net income (loss)	$(11,627)	$4,251	$(17,903)	$(27,692)
Income tax expense (benefit)	(775)	1,693	133	1,794
Interest expense, net	1,015	795	2,430	1,484
Depreciation and amortization	2,567	3,095	5,138	5,454
Share-based compensation expense	430	936	1,030	1,997
Loss on early extinguishment of debt	1,009	—	1,009	—
Goodwill impairment	1,261	—	1,261	25,700
Impairment of intangible assets	980	—	980	—
Acquisition-related costs(1)	25	562	807	1,185
Restructuring and other severance costs	611	—	1,276	480
Certain litigation and other related costs	—	(5,736)	—	(4,358)
Adjusted EBITDA	$(4,504)	$5,596	$(3,839)	$6,044

(1)

Balance includes compensation expense related to non-competition agreements and earn-out expense incurred as a result of business combinations. The earn-out expense was ($14) and $24 for the three months ended June 30, 2024 and 2023, respectively, and $137 and $110 for the six months ended June 30, 2024 and 2023, respectively.

Below is a reconciliation of adjusted net loss and adjusted net loss per share from net loss for the six months ended June 30, 2024 and 2023, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Net income (loss)	$(11,627)	$4,251	$(17,903)	$(27,692)
Share-based compensation expense	430	936	1,030	1,997
Loss on early extinguishment of debt	1,009	—	1,009	—
Goodwill impairment	1,261	—	1,261	25,700
Impairment of intangible assets	980	—	980	—
Acquisition-related costs(1)	25	562	807	1,185
Restructuring and other severance costs	611	—	1,276	480
Certain litigation and other related costs	—	(5,736)	—	(4,358)
Adjusted net income (loss)	$(7,311)	$13	$(11,540)	$(2,688)
Adjusted net income (loss) per share:
Basic	$(0.47)	$0.00	$(0.72)	$(0.20)
Diluted	$(0.47)	$0.00	$(0.72)	$(0.20)
Weighted average number of shares outstanding:
Basic	15,534,989	13,787,995	16,115,293	13,720,643
Diluted	15,534,989	13,792,108	16,115,293	13,720,643

(1)

Balance includes compensation expense related to non-competition agreements and earn-out expense incurred as a result of business combinations. The earn-out expense was ($14) and $24 for the three months ended June 30, 2024 and 2023, respectively, and $137 and $110 for the six months ended June 30, 2024 and 2023, respectively.

We present media margin, media margin as a percentage of revenue, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented in this Quarterly Report on Form 10-Q.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share excludes certain items that are recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the U.S. GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with U.S. GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com